UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2019

LONG BLOCKCHAIN CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37808	47-2624098
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

12-1 Dubon Court, Farmingdale, NY 11735

(Address of Principal Executive Offices) (Zip Code)

(855) 542-2832

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 25, 2019, Long Island Brand Beverages LLC (“LIBB”), a wholly owned subsidiary of Long Blockchain Corp. (the “Company”), requested advances totalling approximately CA$133,140 (or approximately $101,321) from Long Island Beverage Corp. (“LIBC”), of which $24,378 was received on June 26, 2019 and the remainder is expected to be received promptly.

As previously disclosed, LIBC previously had advanced CA$250,000 (or approximately $187,500) to LIBB, pursuant to a loan agreement by and among LIBB, the Company and LIBC, and a general security agreement, by and between LIBB and LIBC, each dated as of January 31, 2019. LIBB also had received an advance of CA$250,000 (or approximately $187,500) from ECC Ventures 2 Corp. (“ECC2”), pursuant to a substantially identical loan agreement (together, the “Loan Agreements”) and a substantially identical general security agreement (together, the “Security Agreements,” and all the advances from LIBC and ECC2, together, the “Loans”).

The advances totalling approximately CA$133,140 were requested in connection with an amendment to the Loan Agreement with LIBC executed on June 25, 2019. The Company and LIBB also executed an amendment to the Loan Agreement with ECC2 on June 25, 2019 (together, the “Amendments”). The Amendments increased the maximum amount of the Loans from LIBC to CA$400,000, and extended the first interest payment date and the maturity date of all the Loans. All remaining terms of the Loan Agreements remain unchanged. The Loans incur interest at a rate of 10% per annum and mature on August 31, 2019. Accrued and unpaid interest is payable in cash commencing on August 1, 2019 and on the first day of each calendar month thereafter. The Loans are secured by all of the assets of LIBB and are guaranteed by the Company. The guaranty terminates upon consummation of a sale of all or substantially all of the equity or assets of LIBB to LIBC or ECC2 or any of their respective affiliates. As previously disclosed, LIBB, LIBC and ECC2 also are party to that certain letter of intent, dated January 16, 2019, as amended, relating to the sale of LIBB to ECC2 for a combination of cash and shares of ECC2 (the “Transaction”).

The Company will use the CA$133,140 advance to pay for ongoing overhead expenses such as rent and payroll, legal, auditing, and accounting services in relation to the Transaction, and amounts due to lenders and/or vendors in order to maintain ongoing business operations.

The foregoing description of the Loan Agreements and the Security Agreements does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the forms of such agreements, copies of which are filed as exhibits to the Company’s current report on Form 8-K filed on April 2, 2019 and are incorporated herein by reference. The foregoing description of the Amendments does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Amendments, copies of which are filed as exhibits hereto and are incorporated herein by reference

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits.

(d)	Exhibits:

Exhibit	Description

10.1	Amendment to Loan Agreement and Promissory Note, dated as of June 25, 2019, by and among Long Island Beverages Corp., Long Island Brand Beverages LLC and Long Blockchain Corp.

10.2	Amendment to Loan Agreement and Promissory Note, dated as of June 25, 2019, by and among ECC Ventures 2 Corp., Long Island Brand Beverages LLC and Long Blockchain Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2019

LONG BLOCKCHAIN CORP.

By:	/s/ Andy Shape
Name:	Andy Shape
Title:	Chief Executive Officer